EXHIBIT 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER OF TUESDAY MORNING CORPORATION PURSUANT TO
18 U.S.C. §1350

I, Loren K. Jensen, the Chief Financial Officer of Tuesday Morning Corporation, hereby certify that:

1.                                       The quarterly report on Form 10-Q of Tuesday Morning Corporation for the period ended September 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation.

Date: October 31, 2005	By:	/s/ Loren K. Jensen
Loren K. Jensen Chief Financial Officer